EXHIBIT 99.4

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

BIOSCRIP, INC.

Rights to Purchase up to 200,000 Units at $100.00 per Unit

Offered Pursuant to Rights Distributed to Record Stockholders of BioScrip, Inc.

, 2015

To Our Clients:

Enclosed for your consideration are the Prospectus, dated                    , 2015 (the “Prospectus”), and the “Instructions for Use of BioScrip, Inc. Subscription Rights Certificates” relating to the offering (the “Rights Offering”) by BioScrip, Inc. (the “Company”) of units (“units”) consisting of (a) an aggregate of 200,000 shares of 8.5%/11.5% Series A Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), (b) 576,000 Class A warrants, each full warrant to purchase one share of the Company’s common stock (“Common Stock”) at a price of $5.17 per share, and (c) 576,000 Class B warrants, each full warrant to purchase one share of Common Stock at a price of $6.45 per share, and, pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record (the “Record Holders”) of shares of Common Stock of the Company, at 5:00 p.m., New York City time, on                    , 2015 (the “Record Date”). The shares of Series A Preferred Stock will be convertible into shares of Common Stock at a conversion price of $5.17 per share, subject to adjustment upon the occurrence of certain events. The Rights are described in the Prospectus.

In the Rights Offering, the Company is offering an aggregate of 200,000 units pursuant to the Prospectus. The Rights will expire, if not exercised, by 5:00 p.m., New York City time, on                    , 2015, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Date”).

Please note that since you hold your shares in the name of a broker, dealer, or other nominee that uses the services of the Depository Trust Company, you must exercise your subscription rights before 2:15 p.m., New York City time, on the Expiration Date.

As described in the accompanying Prospectus, you will receive one Right for every       shares of Common Stock owned of record as of the close of business on the Record Date, subject to rounding adjustments up or down as described below. Any Rights holder that had been entitled to receive a fractional Right consisting of at least ½ Right has been rounded up to the nearest whole Right, and any Rights holder that had been entitled to receive a fractional Right consisting of less than ½ Right has been rounded down to the nearest whole Right. If the total number of units subscribed for in the Rights Offering exceeds 200,000, then each subscribing Rights holder’s allocation of units will be reduced on a pro rata basis that results in a total subscription of 200,000 units in the Rights Offering (the “Pro Rata Reduction”).

Each whole Right will allow you to subscribe for one unit (the “Subscription Right”) at the cash price of $100.00 per unit (the “Subscription Price”). Each unit comprises one (1) share of Series A Preferred Stock, 2.88 Class A warrants , each full warrant to purchase one share of Common Stock at a price of $5.17, and 2.88 Class B warrants, each full warrant to purchase one share of Common Stock at a price of $6.45. Fractional Rights or cash in lieu of fractional Rights will not be issued in the Rights Offering. Any Rights holder that had been entitled to receive a fractional Right consisting of at least ½ Right has been rounded up to the nearest whole Right, and any Rights holder that had been entitled to receive a fractional Right consisting of less than ½ Right has been rounded down to the nearest whole Right. If the total number of units subscribed for in the Rights Offering exceeds 200,000, then a Pro Rata Reduction will automatically occur. See “The Rights Offering—Subscription Rights” in the Prospectus. For example:

1.	Assuming no Pro Rata Reduction, if you owned 400 shares of Common Stock as of the Record Date, you would receive Rights pursuant to your Subscription Right, rounded down to the right to purchase unit in the Rights Offering pursuant to your Subscription Right.

2.	Assuming no Pro Rata Reduction, if you owned 600 shares of Common Stock as of the Record Date, you would receive Rights pursuant to your Subscription Right, rounded up to the right to purchase units in the Rights Offering pursuant to your Subscription Right.

3.	If the total number of units subscribed for in the Rights Offering totals 210,000, thus exceeding the total number of 200,000 units offered in the Rights Offering, the Pro Rata Reduction will be effected. Each subscribing Rights holder’s allocation of units will be reduced on a pro rata basis to 200,000 divided by 210,000 = 95.24% of the units each such Rights holder originally subscribed for. Therefore, if you owned 6,000 shares of Common Stock as of the Record Date, you would receive Rights pursuant to your Subscription Right, rounded down to the right to purchase units in the Rights Offering pursuant to your Subscription Right. Pursuant to the Pro Rata Reduction in this example, assuming you subscribed for all units, your allocation of units will be reduced on a pro rata basis to 95.24% x units = units, rounded down to units.

The Rights are evidenced by Rights certificates (the “Subscription Rights Certificates”). Rights may not be sold, transferred, or assigned; provided , however , that Rights are transferable by operation of law (for example, a transfer of Rights to the estate of a recipient upon the recipient’s death).

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE NOMINEE HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any units to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

Enclosed for your review are copies of the following documents:

1.	Prospectus;

2.	Instructions for Use of BioScrip, Inc. Subscription Rights Certificates;

3.	Beneficial Owner Election Form; and

4.	Notice of Tax Information.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Subscription Right, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Rights for any units to which you are entitled, please so instruct us by timely completing, executing and returning to us the instruction form attached to this letter.

With respect to any instructions to exercise (or not to exercise) Rights, the enclosed Beneficial Ownership Election must be completed and returned such that it will be actually received by us by 5:00 p.m., New York City time, on                    , 2015, the last business day prior to the scheduled expiration date of the Rights Offering of                    , 2015 (which may be extended by the Company in its sole discretion).

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO Georgeson Inc., THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (877) 278-4775.

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter, sent in your capacity as record holder or nominee, and the enclosed materials referred to therein relating to the rights offering (the “Rights Offering”) by BioScrip, Inc. (the “Company”) of subscription rights (the “Rights”) to purchase units (“units”) of the Company’s securities, each unit consisting of (a) one (1) share of 8.5%/11.5% Series A Convertible Preferred Stock, par value $0.0001 per share, (b) 2.88 Class A warrants, each to purchase one share of the Company’s common stock (“Common Stock”) at a price of $5.17 per share, and (c) 2.88 Class B warrants, each to purchase one share of Common Stock at a price of $6.45 per share.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City Time, on                    , 2015, the last business day prior to the scheduled expiration date of the Rights Offering of                    , 2015 (which may be extended by the Company in its sole discretion).

This will instruct you whether to exercise Rights to purchase units distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of BioScrip, Inc. Subscription Rights Certificates.”

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for units.

Box 2.	☐	Please EXERCISE RIGHTS for units as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Subscription Right should not exceed the number of Rights that the undersigned is entitled to exercise. Fractional Rights will not be issued in the Rights Offering. Any Rights holder that had been entitled to receive a fractional Right consisting of at least ½ Right has been rounded up to the nearest whole Right, and any Rights holder that had been entitled to receive a fractional Right consisting of less than ½ Right has been rounded down to the nearest whole Right. If the total number of units subscribed for in the Rights Offering exceeds 200,000, then each subscribing Rights holder’s allocation of units will be reduced on a pro rata basis that results in a total subscription of 200,000 units in the Rights Offering.

	No. of Units		Per Unit Subscription Price		Payment
Subscription Right*		X	$100.00	=	$	(Line 1)**

Total Payment Required:					$

*	Each subscription right is exercisable to purchase one unit.
**	Line 1 must equal total of amounts in Boxes 3 and 4.

Box 3.    ☐    Payment in the following amount is enclosed $            .

Box 4.    ☐    Please deduct payment from the following account maintained by you as follows:

Type of Account:
Account No.:
Amount to be deducted: $

Signature:
Name:
Title:
Date:	, 2015